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                                                                 Exhibit (10)(b)

                            THE LUBRIZOL CORPORATION

                Amended Deferred Compensation Plan For Directors

                                  (As Amended)

1. Purpose. The purpose of this Amended Deferred Compensation Plan For Directors (the "Plan"), entered this 27th day of June, 1994, is to continue to permit any member of the Board of Directors (the "Participant") of The Lubrizol Corporation (the "Company"), to defer all or a portion of the compensation to be received as a director until after the Participant ceases to be a director, all as provided in the Plan.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee's interpretation and construction of all provisions of this Plan shall be binding and conclusive. In the event that a Participant is a member of the Committee, such Participant shall not participate in any decision of the Committee relating to that Participant's participation in this Plan.

3. Right to Defer Compensation.

      (a) Any director of the Company may, at any time, elect to defer under this Plan all, or such portion as the director may designate, of (i) that director's annual retainer fee and/or (ii) the attendance fees for attending directors' meetings or committees thereof. The annual retainer fee, for this purpose, shall be deemed to be earned equally and ratably as of the last day of each calendar quarter during the calendar year. Attendance fees are deemed to be earned when the director attends the meeting for which the attendance fee is paid.

      (b) The election described in paragraph (a) shall be made by written notice delivered to the Vice President, Human Resources, of the Company specifying (i) the length of time, not less than one year, during which the election shall apply, (ii) the portion of the retainer fee and/or the attendance fee to be deferred for such year or years, (iii) time of distribution, and (iv) if applicable, the payment option as provided in Section 6 for distributions upon ceasing to be a director.

      (c) The election under this Section 3 shall take effect on the first day of the calendar quarter following the month in which the election is made. A director may designate that the election shall remain in effect until the director, on a prospective basis, withdraws the election or changes the amount to be deferred.

      (d) Any notice of withdrawal of the deferral election or change in the amount to be deferred shall be effective on the first day of the calendar quarter following the month in which such notice is given to the Company's Vice President, Human Resources.

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4. Compensation Deferral Accounts.

      (a) On the date the compensation deferred under this Plan would have become payable to the Participant in the absence of an election under this Plan to defer payment thereof, the amount of such deferred compensation shall be credited, pursuant to Participant's election, to a Stock Deferral Account and/or any of the Cash Deferral Account investment portfolios designated as available by the Committee from time to time. A Participant may transfer any portion or all of the balance in any Deferral Account among the Stock Deferral Account and the Cash Deferral Account investment portfolios as allowed under rules established by the Committee; provided, however that any deferrals made hereunder into a Stock Deferral Account prior to January 1, 2000, shall be governed by the provisions of the Plan in effect prior to January 1, 2000. All Deferral Accounts shall be established and maintained for each Participant in the Company's accounting books and records and the Company shall be under no obligation to purchase any investments designated by the Participant.

      (b) Participant's Cash Deferral Accounts shall be credited with any gains or losses equal to those generated as if the Participant's Cash Deferral Account balances had been invested in the applicable investment portfolio(s) selected by the Participant.

      (c) The amount of deferred compensation credited to a Participant's Stock Deferral Account pursuant to paragraph (a) shall be used to determined the number of full and fractional units ("Units") representing Company Common Shares ("Shares") which the deferred amount would purchase at the closing price for the Shares on the New York Stock Exchange ("NYSE") composite transactions reporting system ("composite tape") on the date that the deferred amount is credited pursuant to paragraph (a) and if Shares were not traded on that date on the NYSE, then such computation shall be made as of the first preceding day on which Shares were so traded. The Company shall credit the Participant's Stock Deferral Account with the number of full and fractional Units so determined. However, at no time prior to delivery of such Shares, shall the Company be obligated to purchase or reserve Shares for such Stock Deferral Account and the Participant shall not have any of the rights of a shareholder with respect to the Units credited to such Participant's Stock Deferral Account.

      (d) As of each dividend payment date declared with respect to the Shares, the Company shall credit the Participant's Stock Deferral Account with an additional number of whole and/or fractional Units equal to:

            (i) the product of (x) the dividend per Share which is payable with respect to such dividend payment date, multiplied by (y) the number of whole and fractional Units credited to the Participant's Stock Deferral Account as of such payment date;

                                   divided by

            (ii) the closing price of a Share on the dividend payment date (or if Shares were not traded on that date, on the next preceding day on which Shares were so traded), as reported on the NYSE-composite tape.

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5. Payment of Deferred Compensation upon Ceasing to be a Director.

      (a) The total amount standing as a credit in a Participant's Cash Deferral Accounts shall, upon Participant ceasing to be a director, be payable to the Participant either in a lump sum or in periodic installments over such period, not exceeding ten years, as the Participant shall have selected pursuant to Section 3(b)(iv). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, from the Participant's Cash Deferral Accounts, at such time, not more than twelve (12) months after the Participant ceases to be a director of the Company, as the Participant shall have selected pursuant to Section 3 (b)(iv). Notwithstanding the foregoing, a Participant may elect no later than thirty (30) days prior to the Participant ceasing to be a director, nor earlier than ninety (90) days prior thereto, to change the form of distribution of the Participant's Cash Deferral Accounts.

      (b) The amount of each installment payable to a Participant shall be determined by dividing the aggregate balance of such Participant's Cash Deferral Accounts by the number of periodic installments (including the current installment) remaining to be paid. Until a Participant's Cash Deferral Accounts has been completely distributed, the balance thereof remaining, from time to time, shall be credited with gains and losses on a monthly basis as provided in
Section 4(b).

      (c) The total number of Units credited to the Participant's Stock Deferral Accounts shall, upon Participant ceasing to be a director, be payable to the Participant either in a lump sum or in periodic installments, over such period, not exceeding ten years, as the Participant shall have selected pursuant to Section 3(b)(iv). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, at such time, not more than twelve (12) months after the Participant ceased to be a director of the Company, as the Participant shall have selected pursuant to Section 3(b)(iv). Notwithstanding the foregoing, a Participant may elect no later than thirty (30) days prior to the Participant ceasing to be a director, no earlier than ninety (90) days prior thereto, to change the form of distribution of the Participant's Stock Deferral Accounts.

      (d) The amount of any installment payable from the Stock Deferral Accounts to a Participant shall be determined by dividing the balance of the aggregate number of Units in the Participant's Stock Deferral Accounts by the number of periodic installments (including the current installment) remaining to be paid and the quotient shall be the number of Shares that are payable. If the determination of the installment payable from the Participant's Stock Deferral Accounts results in a fractional Share being payable, the installment payment shall exclude any such fractional Share payment except that, in the final installment payment, any such fractional Share shall be paid in cash in an amount as determined by the Committee. Until the Participant's Stock Deferral Accounts have been completely distributed, the balance in the Stock Deferral Accounts shall continue to be credited with the dividend equivalents on such balances as provided in Section 4(d).

      (e) In the event a Participant dies prior to receiving payment of the entire amount in that Participant's Cash Deferral Accounts and/or Stock Deferral Accounts, as the case may be, the unpaid balance shall be paid to such beneficiary as the Participant may have designated in writing to the Vice President, Human Resources, of the Company as the beneficiary to receive any such post-death distribution under the Plan or, in the absence of such written designation, to the Participant's legal representative or

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to the beneficiary designated in the Participant's last will as the one to receive such distributions. Distributions subsequent to the death of a Participant may be made either in a lump sum or in periodic installments in such amounts and over such period, not exceeding ten years from the date of death, as the Committee may direct and the amount of each installment shall be computed as provided in Section 6(b), and (d) as the case may be.

      (f) Payments from the Cash Deferral Accounts shall be made in cash and payments from the Stock Deferral Accounts shall be made in Shares. The amount of any distribution pursuant to Sections 5 through 8 hereunder shall reduce the balance held in the Participant's corresponding Deferral Accounts as of the date of such distribution. Installment payments shall be made pro-rata from a Participant's Deferral Accounts.

6. In-Service Distributions. Pursuant to Section 3, a Participant may elect to receive an in-service distribution of all or any specified percentage of the Participant's deferral for any calendar quarter commencing not earlier than the first calendar year following the year that such compensation would have been payable. In-service distributions shall be made in a lump sum payment. A Participant may elect once for any calendar quarter of deferral for which the Participant has elected an in-service distribution, to change the date of distribution to another in-service year or upon ceasing to be director; provided, however, that any such modification must be made in writing at least twelve (12) months prior to the date originally elected for the in-service distribution.

7. Special Distributions. Notwithstanding any other provision of this Plan, a Participant may elect to receive distribution of part or all of the total of Participant's eligible Deferral Accounts in one or more distributions if (and only if) the amount of the distribution is reduced by ten (10) percent. The ten
(10) percent reduction shall be forfeited. Distributions shall be made pro-rata among Participant's eligible Deferral Accounts. Any distribution made pursuant to such an election shall be made within sixty (60) days of the date such election is submitted to Vice President - Human Resources.

8. Hardship Distributions. The Committee may accelerate the distribution of part or all, in any or all, of Participant's Deferral Accounts for reasons of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of his/her family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

9. Non-assignability. None of the rights or interests in any of the Participant's Deferral Accounts shall, prior to actual payment or distribution pursuant to this Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided that, upon the occurrence of any such assignment or transfer or the attempted

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assignment or transfer, all payments hereunder shall be payable in the sole and unrestricted judgment and discretion of the Committee, as to time and amount, and shall be distributable to the person who would have received the payment but for this paragraph 9 only at such time or times and in such amounts as the Committee, from time to time, shall determine.

10. Interest of Participant. The Company shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to the Plan and, except as set forth in this Plan, no Participant shall have any rights whatsoever in or with respect to any funds or other assets held by the Company for purposes of the Plan or otherwise. Each Participant's accounts maintained for purposes of the Plan merely constitute bookkeeping entries on records of the Company, constitute the unsecured promise and obligation of the Company to make payments as provided herein, and shall not constitute any allocation whatsoever of any cash, shares or other assets of the Company or be deemed to create any trust or special deposit with respect to any of the Company's assets. Notwithstanding the foregoing provisions, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust pursuant to one or more trust agreements between a trustee and the Company. However, no Participant shall have any secured interest or claim in any assets or property of the Company or any such trust and all Shares or funds contained in such trust shall remain subject to the claims of the Company's general creditors.

11. Shares Changes. In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of units representing Shares to be credited in accordance with Section 4(c), the Shares to be distributed in accordance with this Plan shall be appropriately adjusted to take into account any such event.

12. Amendment. The Board of Directors of the Company may, from time to time, amend or terminate this Plan, provided that no such amendment or termination of the Plan shall adversely affect a Participant's Accounts as they existed immediately before such amendment or termination or the manner of distribution thereof, unless such Participant shall have consented thereto in writing.

13. Plan Termination. Effective November 15, 2004, this Plan is terminated with respect to deferrals of compensation earned in calendar years that begin after December 31, 2004. Amounts deferred for compensation earned in calendar years prior to January 1, 2005 shall continue to be administered in accordance with the terms of this Plan.

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